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    AII AUTOLOGIC                                             NEWS
        INFORMATION                                          RELEASE
        INTERNATIONAL




     June 13, 2000                               CONTACT:
     FOR IMMEDIATE RELEASE                       Anthony Marrelli
     NASDAQ Symbol "AIII"                        Chief Financial Officer
                                                 (805) 376-5239
                                                 Internet: tmarrelli@autoiii.com

           AUTOLOGIC INFORMATION INTERNATIONAL ANNOUNCES NEW PRESIDENT


     Thousand Oaks, California, June 13, 2000 - William Shaw, Chairman and Chief Executive Officer of Autologic Information International, Inc. (NASDAQ:
     AIII), announced today that Alvin J. Brunner has been elected President and Chief Operating Office of AII, replacing Dennis Doolittle who has resigned.

     Mr. Brunner, 55, has been associated with AII and Autologic Inc. prior to its merger into AII for twenty years, with positions ranging from Regional Sales Manager to his most recent post as Vice President of North and South America Operations.

     Mr. Shaw stated, "We are pleased to have a person of Al Brunner's caliber, wealth of experience, and Finance and Marketing background, to oversee AII's return to profitability. We wish Dennis Doolittle well in his future endeavors. He has been a tireless worker for our Company."

     AII designs, manufactures, markets and services computer-based electronic pre-press systems to the publishing industry worldwide.

     This press release contains forward-looking statements which are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Factors that could cause or contribute to such difference include, but are not limited to, general economic and business conditions (both in the United States and in the overseas markets where the Company distributes products), pressures on margins


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     from  competition,  the  Company's  ability to expand its market base,  and technological changes. These and other factors are discussed in the Company's Annual Report on Form 10-K for the year ended October 29, 1999 and other reports filed by the Company from time to time with the Securities and Exchange Commission.


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